MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2004	2003
Net revenue	$184,760	$155,123
Operating expenses:
Personnel expense	57,213	47,012
Medical supplies expense	52,486	41,977
Bad debt expense	11,484	13,788
Other operating expenses	38,400	31,520
Pre-opening expenses	—	3,016
Depreciation	9,736	9,723
Amortization	290	290
(Gain)/loss on disposal of property, equipment and other assets	3	(84)

Total operating expenses	169,612	147,242

Income from operations	15,148	7,881
Other income (expenses):
Interest expense	(7,998)	(6,320)
Interest income	390	231
Other income, net	5	4
Equity in net earnings of unconsolidated affiliates	769	577

Total other expenses, net	(6,834)	(5,508)

Income from continuing operations before minority interest, income taxes and discontinued operations	8,314	2,373
Minority interest share of earnings of consolidated subsidiaries	(3,999)	(1,091)

Income from continuing operations before income taxes and discontinued operations	4,315	1,282
Income tax expense	1,723	517

Income from continuing operations	2,592	765
Income (loss) from discontinued operations, net of taxes	1,948	(1,698)

Net income (loss)	$4,540	$(933)

Earnings (loss) per share, basic
Continuing operations	$0.14	$0.04
Discontinued operations	0.11	(0.09)

Earnings (loss) per share, basic	$0.25	$(0.05)

Earnings (loss) per share, diluted
Continuing operations	$0.14	$0.04
Discontinued operations	0.10	(0.09)

Earnings (loss) per share, diluted	$0.24	$(0.05)

Weighted average number of shares, basic	18,045	17,949
Dilutive effect of stock options	932	—

Weighted average number of shares, diluted	18,977	17,949

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)
(Unaudited)

	Three Months Ended December 31,
	2004	2003	% Change
Statement of Operations Data:
Net revenue	$184,760	$155,123	19.1%
Adjusted EBITDA (1)	$25,177	$17,810	41.4%
Income from operations	$15,148	$7,881	92.2%
Income from continuing operations	$2,592	$765	238.8%
Earnings per share from continuing operations, basic	$0.14	$0.04	237.0%
Earnings per share from continuing operations, diluted	$0.14	$0.04	220.5%

(1)	See Supplemental Financial Disclosure—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.

	Three Months Ended December 31,
	2004	2003	% Change
Selected Operating Data (consolidated) (a):
Number of hospitals	11	10
Licensed beds (b)	672	580
Staffed and available beds (c)	631	524
Admissions (d)	10,891	9,588	13.6%
Adjusted admissions (e)	14,293	12,093	18.2%
Patient days (f)	37,158	34,088	9.0%
Adjusted patient days (g)	48,393	42,944	12.7%
Average length of stay (days) (h)	3.41	3.56	(4.2)%
Occupancy (i)	64.0%	70.7%
Inpatient catheterization procedures	5,808	4,654	24.8%
Inpatient surgical procedures	2,775	2,322	19.5%
Hospital division revenue	$171,229	$139,930	22.4%

	Three Months Ended December 31,
	2004	2003	% Change
Selected Operating Data (same facility):
Number of hospitals	9	9
Licensed beds (b)	580	580
Staffed and available beds (c)	547	524
Admissions (d)	9,874	9,588	3.0%
Adjusted admissions (e)	13,129	12,093	8.6%
Patient days (f)	33,344	34,088	(2.2)%
Adjusted patient days (g)	44,049	42,944	2.6%
Average length of stay (days) (h)	3.38	3.56	(5.1)%
Occupancy (i)	66.3%	70.7%
Inpatient catheterization procedures	5,100	4,654	9.6%
Inpatient surgical procedures	2,531	2,322	9.0%
Hospital division revenue	$153,069	$139,930	9.4%

(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period but does not include hospitals which were accounted for using the equity method in our consolidated financial statements.

(b)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(c)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(d)	Admissions represent the number of patients admitted for inpatient treatment.

(e)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(f)	Patient days represent the total number of days of care provided to inpatients.

(g)	Adjusted patient days is a general measure of combined inpatient and outpatient days. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(h)	Average length of stay (days) represents the average number of days inpatients stay in our hospital.

(i)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
(Unaudited)

     The following table reconciles Adjusted EBITDA with MedCath’s income from continuing operations as derived directly from MedCath’s consolidated financial statements for the three months ended December 31, 2004 and 2003.

	Three Months Ended December 31,
	2004	2003
	(in thousands)
Income from continuing operations	$2,592	$765
Add:
Income tax expense	1,723	517
Minority interest share of earnings of consolidated subsidiaries	3,999	1,091
Equity in net earnings of unconsolidated affiliates	(769)	(577)
Other income, net	(5)	(4)
Interest income	(390)	(231)
Interest expense	7,998	6,320
(Gain)/loss on disposal of property, equipment and other assets	3	(84)
Amortization	290	290
Depreciation	9,736	9,723

Adjusted EBITDA	$25,177	$17,810